EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of TRACON Pharmaceuticals, Inc. dated March 27, 2018 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: March 29, 2018

LINDEN CAPITAL L.P.

By: Linden GP LLC, its general partner

By:	/S/ Saul Ahn
Saul Ahn,
Authorized Signatory

LINDEN ADVISORS LP

By:	/S/ Saul Ahn
Saul Ahn,
General Counsel

LINDEN GP LLC

By:	/S/ Saul Ahn
Saul Ahn,
Authorized Signatory

/S/ Siu Min Wong
SIU MIN WONG